Exhibit 99.1

GOOD WORKS ACQUISITION CORP.

BALANCE SHEET

OCTOBER 22, 2020

	October 22, 2020	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Current asset - cash	$1,569,655	$-		$1,569,655
Prepaid expense	108,825	-		108,825
Total current assets	1,678,480	-		1,678,480
Cash held in trust account	150,000,000	15,000,000	(a)	170,000,000
		5,000,000	(b)

Total Assets	$151,678,480	$20,000,000		$171,678,480

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	84,125	-		84,125
Due to related party	645	-		645
Total Liabilities	84,770	-		84,770

Commitments and Contingencies
Common stock, $0.001 par value; 14,659,370 and 16,659,370 shares subject to possible redemption at $10.00 per share, respectively	146,593,700	20,000,000	(d)	166,593,700

Stockholders’ Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,881,130 and 4,818,630 shares issued and outstanding (excluding 14,659,370 and 16,659,370 shares subject to possible redemption, respectively)	4,881	1,500	(a)	4,818
		500	(b)
		(63)	(c)
		(2,000)	(d)

Additional paid-in capital	4,999,424	14,998,500	(a)	4,999,487
		4,999,500	(b)
		63	(c)
		(19,998,000)	(d)
Accumulated deficit	(4,295)	-		(4,295)
Total Stockholders’ Equity	5,000,010	-		5,000,010

Total Liabilities and Stockholders’ Equity	$151,678,480	$20,000,000		$117,678,480

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Good Works Acquisition Corp. (the “Company”) as of October 22, 2020, adjusted for the closings of the underwriters’ over-allotment option and related transactions which occurred on October 26, 2020 and November 17, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 15,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.001 par value per share and one-half of one warrant to purchase one share of common stock. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $150,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments, if any. On October 26, 2020, the Underwriters partially exercised the over-allotment option by purchasing 1,500,000 Units (the “Over-Allotment Units”), and on November 17, 2020, the Underwriters exercised a final over-allotment option and purchased an additional 500,000 Over-Allotment Units, generating aggregate of gross proceeds of $20,000,000.

Simultaneously with the closing of the final exercise of the over-allotment option, I-B Good Works, LLC, a founding shareholder and affiliate of the underwriter, forfeited 62,500 founder shares so that the Founders and Anchor Investors collectively own 20% of the Company’s issued and outstanding common stock (excluding common stock underlying the Private Units and excluding common stock underlying any Units purchased by the Anchor Investors in the IPO) after the IPO.

Upon closing of the IPO and the sale of the Over-Allotment Units, a total of $170,000,000 ($10.00 per Unit) has been placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the Private Units described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$15,000,000
	Common stock		$1,500
	Additional paid-in capital		$14,998,500
	To record sale of 1,500,000 Overallotment Units at $10.00 per Unit on October 26, 2020.

(b)	Cash held in trust account	$5,000,000
	Common stock		$500
	Additional paid-in capital		$4,999,500
	To record sale of 500,000 Overallotment Units at $10.00 per Unit on November 17, 2020.

(c)	Common stock	$63
	Additional paid-in capital		$63
	To record forfeiture of 62,500 by initial stockholders.

(d)	Common stock	$2,000
	Additional paid-in capital	$19,998,000
	Common stock subject to possible redemption		$20,000,000
	To record common stock out of permanent equity into mezzanine redeemable stock.

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